EXHIBIT 99.1



[BEAEROSPACE LOGO OBJECT OMITTED]



#03-12                                          News Release
FOR IMMEDIATE RELEASE                           CONTACT:
                                                Max Kuniansky
                                                Director of Investor Relations
                                                B/E Aerospace, Inc.
                                                (561) 791-5000 ext. 1440
                                                max_kuniansky@beaerospace.com


                     B/E AEROSPACE REPORTS FINANCIAL RESULTS
                 FOR FIRST QUARTER OF 2003, COMMENTS ON OUTLOOK


         WELLINGTON, FL, April 21, 2003 - B/E Aerospace, Inc. (Nasdaq: BEAV) today announced financial results for the three months ended March 31, 2003. The company also commented on recent developments, including the war in Iraq and Severe Acute Respiratory Syndrome (SARS). B/E expects these developments' impact on the airlines to adversely affect the company's financial results for at least the next 6 to 12 months.

         This news release contains certain non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Where noted, the results discussed herein have been adjusted to exclude the effect of certain facility and workforce consolidation costs. By presenting "as adjusted" results, management intends to provide a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. Users of this financial information should consider the types of events and transactions for which adjustments have been made. We also present operating earnings and EBITDA (earnings before interest, taxes, depreciation and amortization) as additional measures of operating performance and our ability to service our debt. Neither operating earnings, EBITDA nor "as adjusted" information should be viewed as a substitute for or superior to net earnings or other data prepared in accordance with generally accepted accounting principles
(GAAP) as measures of our profitability or liquidity. Neither EBITDA nor the "as adjusted" information are determined using GAAP. Therefore, such information is not necessarily comparable to similarly titled measures furnished by other companies. As required by the SEC, we provide tables at the end of this release reconciling non-GAAP measures to the most directly comparable amounts reported under GAAP.


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                                                                               2


HIGHLIGHTS

o Reported net loss of $0.31 per share for three months ended March 31, 2003. Excluding consolidation costs, net loss was $0.11 per share.

o Maintained adequate liquidity. Cash and available bank credit totaled $126.2 million at quarter-end.

o On track to close Dafen (Wales) facility and achieve planned reductions in workforce during second quarter. Planning further cost reduction initiatives.

o Financial results for calendar 2003 expected to be below prior guidance due to industry developments.

         "As anticipated, demand for our products remains depressed due to the continuing downturn in the airline and business jet industries," said Mr. Robert
J. Khoury, President and Chief Executive Officer of B/E Aerospace. "Airline industry conditions are unusually volatile, with the war in Iraq and concern over SARS affecting international air travel. In addition, business jet industry conditions have deteriorated further, as airframe manufacturers have again significantly cut production forecasts. In this demanding operating environment, financial forecasting is difficult both for our customers and for B/E Aerospace. We remain focused on conserving cash and reducing costs."

FINANCIAL RESULTS: AS REPORTED

         For the three months ended March 31, 2003, B/E reported a net loss of $10.8 million, or $0.31 per share. By comparison, for the three-month period ended March 31, 2002 the company reported a net loss of $5.9 million, or $0.17 per share.

         Both periods include transition costs related to B/E's facility and workforce consolidation program. Transition costs totaled $6.8 million for the period ended March 2003 and $5.6 million for the period ended March 2002. Transition costs are the expenses of operating facilities scheduled for closure and integrating transferred operations into the remaining facilities. Under GAAP, such costs are expensed as incurred until plant shutdown is complete.

FINANCIAL RESULTS: AS ADJUSTED

         Excluding transition costs, B/E would have reported a net loss of $4.0 million, or $0.11 per share for the period ended March 31, 2003, as compared to $0.3 million, or $0.01 per share for the period ended March 31, 2002.

         "The first quarter results we report today fell short of our expectations," Mr. Khoury said. "We incurred start-up costs to begin manufacturing plastic components in our seating spares business. This occurred because our principal supplier of plastic parts ceased operations. We have purchased certain of the supplier's manufacturing assets and have begun to establish in-house production of plastic seating components. The start-up resulted in higher manufacturing costs and lower sales of seating spares.

         "Poor operating performance at our Dafen galley manufacturing facility also adversely impacted margins as we moved towards the wind-up of operations there," Mr. Khoury continued. "In addition, we experienced somewhat greater unabsorbed overhead costs due to the mix of products manufactured during the quarter.

         "We expect that these factors will continue to affect our results for another quarter, as we complete the shutdown of the Dafen plant and finish integrating plastics manufacturing into our operations," he said.

         Net sales were $154.7 million for the period ended March 2003, up 6 percent compared to the three-month period ended March 2002. Sales for both periods were negatively impacted by the airline industry crisis. B/E estimates that its sales are down approximately 30 percent compared to annualized pre-September 2001 levels, adjusted for acquisitions.

SEGMENT RESULTS AND BACKLOG

         Sales in B/E's largest segment, commercial aircraft products, increased 7 percent compared to the quarter ended March 2002. The business jet segment experienced a significant reduction in demand, with sales down 10 percent compared to the same period a year ago.

         Fastener distribution sales increased 14 percent compared to the prior period. B/E has been successful in expanding its market share in fastener distribution, and the company expects continued revenue growth in this segment.

                                                       NET SALES
                                           $ Millions, Three Months Ended:

                                                    MARCH 31,       MARCH 31,
                                                         2003            2002
         --------------------------------------------------------------------
         Commercial aircraft products                  $110.6          $103.1
         Business jet products                           18.4            20.4
         Fastener distribution                           25.7            22.5
         --------------------------------------------------------------------
         TOTAL                                         $154.7          $146.0

         Total backlog as of March 31, 2003 was $435 million, down from approximately $450 million at December 31, 2002, reflecting the continued difficult conditions in the airline and business jet sectors.

LIQUIDITY REMAINS ADEQUATE

         B/E's cash and available bank credit was $126.2 million as of March 31, 2003, down $31.1 million compared to December 2002 balances. The decrease is in line with management's expectations and was largely due to:

o a previously-announced $15.0 million payment due to a reduction in commitments under B/E's bank credit facility, and

o a net $12.0 million increase in accounts receivable, inventories and other assets.

         "We are comfortable with our liquidity position. Cash and available bank credit of nearly $130 million should be adequate to meet operating needs and service our debt obligations," Mr. Khoury stated. "Our December 2002 cash position was higher than usual, enabling us to reduce bank borrowings by $50 million in the first quarter. The voluntary $50 million payment, made after we amended our bank credit facility, will reduce interest expense and assist in returning B/E to profitability. Our amended bank credit facility gives us the flexibility to borrow the funds again should we need to do so."

         Net debt (total debt less cash and cash equivalents) was $712.1 million at March 31, 2003, as compared to $696.0 million at December 31, 2002. EBITDA was $95.9 million on an "as adjusted" basis for the twelve months ended March 31, 2003, excluding consolidation costs and the legal settlement.

UPDATE ON AIRLINE INDUSTRY CONDITIONS

         The airline industry downturn, now well into its second year, will likely go on record as the most severe ever experienced. U.S. airlines have lost over $18 billion in the past two years. A sluggish economy, the September 2001 terrorist attacks and high fuel and labor costs all contributed to the losses. In response, carriers worldwide have limited discretionary spending and reduced fleet sizes. These austerity measures have adversely affected demand for B/E's cabin interior products since late 2001.

         To re-position B/E for profitability at the lower demand levels, management launched a cost reduction program soon after the 2001 terrorist attacks. By mid-2003, B/E expects to achieve its goal of closing five factories and eliminating about 1,400 positions.

         "The plight of the worldwide airline industry worsened during the first quarter of 2003," Mr. Khoury said. "With war in Iraq and the SARS outbreak in Asia, most major carriers have experienced sharply lower air travel in recent weeks, compared to prior-year figures which were already depressed by the industry downturn. The duration of these trends is hard to predict at the moment, but it is clear that they have exacerbated a situation which was already difficult for our airline customers."

         U.S. airlines reported trans-Atlantic and trans-Pacific traffic down 20 percent in late March and April. The reduced air travel is forcing carriers worldwide to make further cuts in capacity and workforce. 10,000 airline jobs were eliminated in the first week of the war alone. Air Canada (the world's 11th largest carrier) and Hawaiian Air sought Chapter 11 bankruptcy protection in the past month. Estimates indicate that U.S. airlines could lose nearly $11 billion this year.

         Carriers serving the Pacific Rim are experiencing substantially lower traffic and advance bookings. In response, airlines such as Northwest Airlines, Cathay Pacific, Qantas, Singapore Airlines and Japan Airlines have cut flights by as much as 25 percent on certain routes in Asia.

         "We continue to monitor industry conditions very closely," Mr. Khoury said. "We now expect to implement further cost reduction initiatives in the commercial aircraft products segment. In this regard, we are fortunate to have a flexible cost structure. Over two-thirds of our costs are variable."

COST REDUCTION INITIATIVES ALSO PLANNED IN BUSINESS JET SEGMENT

         "The downturn in the business jet industry continues to unfold," Mr. Khoury stated. "In recent weeks, several aircraft manufacturers have notified us of plans to further reduce production of new business jets."

         B/E expects new business jet deliveries to be at least 20 percent lower for calendar 2003 as compared to calendar 2002, and about 35 percent lower compared to 2001. In the second half of the current year, B/E expects about 250 new business jet deliveries, an annualized decrease of about 45 percent compared to the 900 new aircraft delivered in 2001, and about 33 percent lower than last year.

         "Regrettably, these developments necessitate further cost reduction initiatives, including workforce reductions, in our business jet operations," Mr. Khoury said. Implementation of the new initiatives will begin in the second quarter.

CONSOLIDATION COSTS

         Prior to the actions announced today, B/E's consolidation effort - closing five facilities and eliminating 1,400 positions - was projected to cost nearly $155 million, including cash costs of approximately $65 million. New actions announced today in the commercial aircraft products and business jet products groups are expected to add $3 - $5 million to the consolidation costs.

         Consolidation costs already incurred since inception of the program total about $150 million, including approximately $60 million of cash costs.

OUTLOOK

         "It is clear that recent trends in the airline and business jet industries will adversely affect B/E's performance. We expect financial results for calendar 2003 to be below prior guidance," said Mr. Khoury. "We are managing through unusually volatile industry conditions. Forecasting is particularly difficult in this demanding environment, both for our customers and for B/E Aerospace. Accordingly, for the time being we have elected not to give specific guidance on sales and earnings."

             Financial guidance for calendar 2003 is now as follows:

o For the second quarter ending June 2003, profit margins and bottom-line results will reflect continued impact from the manufacturing start-up of the plastics operations mentioned herein and continued excess manufacturing costs at the Dafen galley facility until its closure at the end of the second quarter.

o For the third quarter and beyond, improvements in margins and bottom-line results will be driven largely by the previously announced closure of the Dafen facility, integration of the plastics operations and achievement of B/E's original headcount reduction goal (originally a 1,400-position reduction, excluding planned actions announced today).

o Calendar 2003 consolidation costs will be $3 - $5 million greater than prior guidance of $10 million due to the new cost reduction actions announced today in the commercial aircraft products and business jet segments. Essentially all of such costs will have been incurred by the end of the third quarter of 2003.

o Despite the deterioration in industry conditions during the past quarter, B/E's goal is to achieve profitable operations on a quarterly basis by the end of this calendar year.

         "Looking ahead, B/E Aerospace has a number of attributes that should enable us to maintain adequate liquidity during the downturn," Mr. Khoury said. "Our $135 million bank credit facility, which will decrease by $15 million in December 2004, requires no further principal payments until maturity in August 2006. All other long-term debt requires no additional principal payments until 2008 through 2011.

         "Our customer base is truly global," he continued. "Over 45 percent of last year's sales came from outside the U.S. Our competitive position is very strong, with leading worldwide market shares in many product lines.

         "With our aftermarket focus, we should be an early beneficiary of the industry recovery," he said. "Aftermarket demand should lead the recovery, because refurbishing existing aircraft is much less expensive than buying new aircraft.

         "When demand improves, the cost reductions we have already achieved should give us substantial operating leverage and enhanced earnings power. We believe that our factories have the capacity to generate revenues of up to $1 billion without significant additional capital investment. In the meantime, we have a seasoned executive team which has navigated prior downturns," Mr. Khoury concluded.

         As previously announced, B/E will hold a conference call to discuss its financial results on Tuesday, April 22 at 10:30 a.m. Eastern time. To listen to the conference call live via the Internet, visit the Investors section of B/E's website at www.beaerospace.com and follow the Webcasts link.



     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties. B/E's actual experience may differ materially from that anticipated in such statements. Factors that might cause such a difference include those discussed in B/E's filings with the Securities and Exchange Commission, including but not limited to its most recent proxy statement, Form 10-K and Form 10-Q. For more information, see the section entitled "Forward-Looking Statements" contained in B/E's Form 10-K and in other filings.

         B/E Aerospace, Inc. is the world's leading manufacturer of aircraft cabin interior products, and a leading aftermarket distributor of aerospace fasteners. With a global organization selling directly to the world's airlines, B/E designs, develops and manufactures a broad product line for both commercial aircraft and business jets and provides cabin interior design, reconfiguration and conversion services. Products for the existing aircraft fleet -- the aftermarket -- provide about 60 percent of sales. For more information, visit B/E's website at www.beaerospace.com.


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                                                                               8


                                       *T*

                               B/E Aerospace, Inc.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)



                                                                      AS REPORTED:                     AS ADJUSTED:
                                                                   THREE MONTHS ENDED               THREE MONTHS ENDED
---------------------------------------------------------------------------------------------  -------------------------------
                                                                March 31,      March 31,        March 31,       March 31,
(Dollars in millions, except per share data)                      2003            2002             2003           2002
---------------------------------------------------------------------------------------------  -------------------------------
Net sales                                                        $ 154.7        $ 146.0           $  154.7       $ 146.0
Cost of sales (1) (2)                                              108.3           96.9              101.5          91.3
                                                                 --------       --------          ---------      --------
Gross profit                                                        46.4           49.1               53.2          54.7
     Gross margin                                                   30.0%          33.6%              34.4%         37.5%
Operating expenses:
     Selling, general and administrative                            28.5           28.6               28.5          28.6
     Research, development and engineering                          10.9            9.8               10.9           9.8
                                                                 --------       --------          ---------      --------
Total operating expenses                                            39.4           38.4               39.4          38.4
                                                                 --------       --------          ---------      --------
Operating earnings                                                   7.0           10.7               13.8          16.3
     Operating margin                                                4.5%           7.3%               8.9%         11.2%
Interest expense, net                                               16.8           16.6               16.8          16.6
                                                                 --------       --------          ---------      --------
Loss before income taxes                                            (9.8)          (5.9)              (3.0)         (0.3)
Income taxes                                                         1.0             --                1.0            --
                                                                 --------       --------          ---------      --------
     NET LOSS                                                    $ (10.8)       $  (5.9)          $   (4.0)      $  (0.3)
                                                                 ========       ========          =========      ========
     NET LOSS PER COMMON SHARE                                   $ (0.31)       $ (0.17)          $ (0.11)       $ (0.01)
Common shares:
     Weighted average and potentially dilutive                      35.4           34.5               35.4          34.5
     End of period                                                  35.7           34.6               35.7          34.6




(1) "As reported" period ended March 31, 2003 includes $6.8 of consolidation costs in cost of sales. "As adjusted" period ended March 31, 2003 excludes such costs.

(2) "As reported" period ended March 31, 2002 includes $5.6 of consolidation costs in cost of sales. "As adjusted" period ended March 31, 2002 excludes such costs.


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                                                                               9


                                       *T*

                               B/E Aerospace, Inc.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (unaudited; dollars in millions)



                                                                                       MARCH 31,               DECEMBER 31,
                                                                                          2003                     2002
                                                                                  ---------------------     --------------------
ASSETS

Current assets:
     Cash and cash equivalents                                                          $    75.9                $     156.9
     Accounts receivable - trade, less allowance for doubtful
          accounts of $3.8 (March 31, 2003)
          and $3.9 (December 31, 2002)                                                       81.2                       73.8
     Inventories, net                                                                       171.9                      163.2
                                                                                        ---------                -----------
     Other current assets                                                                    17.4                       22.8
          Total current assets                                                              346.4                      416.7
Long-term assets                                                                            645.6                      650.4
                                                                                        ---------                -----------
                                                                                        $   992.0                $   1,067.1
                                                                                        =========                ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities                                                               $   137.0                $     153.8
Long-term liabilities                                                                       793.9                      844.0
                                                                                        ---------                -----------
                                                                                            930.9                      997.8
Total stockholders' equity                                                                   61.1                       69.3
                                                                                        ---------                -----------
                                                                                        $   992.0                $   1,067.1
                                                                                        =========                ===========



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                                                                              10



                                       *T*

                               B/E Aerospace, Inc.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (unaudited; dollars in millions)


                                                                                             THREE MONTHS ENDED
                                                                                  ------------------------------------------
                                                                                      MARCH 31,             MARCH 31,
                                                                                         2003                 2002
                                                                                  ------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                           $   (10.8)          $    (5.9)
     Adjustments to reconcile net loss to net cash flows
          provided by operating activities:
              Depreciation and amortization                                                   7.3                10.0
              Non-cash employee benefit plan contributions                                    0.6                 0.6
              Changes in operating assets and liabilities, net of
              acquisitions                                                                  (12.0)                9.2
                                                                                        ----------          ----------
     Net cash flows (used in) provided by operating activities                              (14.9)               13.9
                                                                                        ----------          ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                    (3.6)               (2.9)
     Change in intangible and other assets, net                                               1.2                 2.2
                                                                                        ----------          ----------
Net cash flows used in investing activities                                                  (2.4)               (0.7)
                                                                                        ----------          ----------
CASH FLOWS USED IN FINANCING ACTIVITIES                                                     (64.5)                 --
                                                                                        ----------          ----------
Effect of exchange rate changes on cash flows                                                 0.8                (0.3)
                                                                                        ----------          ----------
Net (decrease) increase in cash and cash equivalents                                        (81.0)               12.9

Cash and cash equivalents at beginning of period                                            156.9               139.3
                                                                                        ----------          ----------
Cash and cash equivalents at end of period                                              $    75.9           $   152.2
                                                                                        ==========          ==========




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                                       *T*

                               B/E Aerospace, Inc.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

             (unaudited; dollars in millions, except per share data)

         This news release includes non-GAAP financial measures as defined in the Securities and Exchange Commission's Regulation G. Where noted, the release presents certain financial information on an "as adjusted" basis to exclude the effect of certain items as described herein. By presenting "as adjusted" results, management intends to provide readers with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present operating earnings and EBITDA as additional measures of our operating performance and our ability to service our debt, respectively.

         Management uses these non-GAAP financial measures to evaluate underlying trends affecting the company's past performance, future prospects and ability to service its debt. Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither operating earnings, EBITDA nor "as adjusted" information should be viewed as a substitute for or superior to net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Neither EBITDA nor the "as adjusted" information are determined using GAAP. Therefore, such information is not necessarily comparable to similarly titled measures provided by other companies.

         Pursuant to the requirements of Regulation G, we provide the following tables which reconcile the non-GAAP financial measures presented in this release to the most directly comparable GAAP measures.


                                                                     THREE MONTHS ENDED MARCH 31, 2003
                                            -----------------------------------------------------------------------------------
                                                                                  IMPACT OF
                                                       AS                       CONSOLIDATION                      AS
                                                    REPORTED                        COSTS                       ADJUSTED
-------------------------------------------------------------------------------------------------------------------------------
Net sales                                           $  154.7                       $     --                     $  154.7
Gross profit                                            46.4                            6.8                         53.2
Operating expenses                                      39.4                             --                         39.4
Operating earnings                                       7.0                            6.8                         13.8
EBITDA                                                  14.3                            6.8                         21.1
Net (loss) earnings                                    (10.8)                           6.8                         (4.0)
Net (loss) earnings per share                           (0.31)                          0.20                        (0.11)



                                                                     THREE MONTHS ENDED MARCH 31, 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                                  IMPACT OF
                                                       AS                       CONSOLIDATION                      AS
                                                    REPORTED                        COSTS                       ADJUSTED
-------------------------------------------------------------------------------------------------------------------------------

Net sales                                           $  146.0                       $    --                      $  146.0
Gross profit                                            49.1                            5.6                         54.7
Operating expenses                                      38.4                            --                          38.4
Operating earnings                                      10.7                            5.6                         16.3
EBITDA                                                  20.7                            5.6                         26.3
Net (loss) earnings                                     (5.9)                           5.6                         (0.3)
Net (loss) earnings per share                           (0.17)                          0.16                        (0.01)



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                                                                              12


                                      * T *
                               B/E Aerospace, Inc.

            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
                        (unaudited; dollars in millions)

                       TWELVE MONTHS ENDED MARCH 31, 2003



--------------------------------------------------------------------------------
Cash flows used in operations                                      $ (21.1)
   Interest expense, net                                              69.2
   Taxes                                                               3.7
   Changes in operating assets and liabilities                         2.0
   Other non-cash adjustments                                        (32.3)
                                                                   --------
EBITDA                                                                21.5
Facility consolidation costs                                          44.9
Legal settlement                                                      29.5
                                                                   --------
EBITDA - as adjusted                                               $  95.9
                                                                   ========


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